Amendment Number Four to the
SunTrust Banks, Inc. 401(k) Excess Plan
As Amended and Restated Effective July 1, 1999

WHEREAS, SunTrust Banks, Inc. (the Corporation) has adopted and currently sponsors the SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999 and subsequently amended (the Excess Plan); and

WHEREAS, Section 9.8 of the Excess Plan permits the Compensation Committee of the Corporation’s Board of Directors (the Compensation Committee) and its delegates to amend the Excess Plan; and

WHEREAS, the Compensation Committee has delegated authority to the Benefits Plan Committee and the Deferral Plan Committee, as applicable, or their delegates, to take actions to adopt and implement amendments approved by the Compensation Committee, without further authorization of the Compensation Committee except for any matters that the Board believes will have a material financial impact on the Corporation; and

WHEREAS, the undersigned is a Senior Vice President of the Corporation and a member of both the Benefits Plan Committee and the Deferral Plan Committee.

NOW THEREFORE, BE IT RESOLVED that the Excess Plan is amended and modified as set forth in the attached Exhibit 1, effective as of January 1, 2007.

IN WITNESS WHEREOF, the Benefits Plan Committee, acting on behalf or the Corporation as authorized by the Compensation Committee, has caused this Amendment Number Four to the Excess Plan to be executed by its duly authorized member.

EXECUTED this 31st day of December 2007.

PLAN COMMITTEE:	ATTEST
By: /s/ Donna D. Lange	By: /s/ Ingrid Emmons
Title: Senior Vice President	Title: GVP, Corporate Benefits

AMENDMENT NUMBER FOUR TO THE
SUNTRUST BANKS, INC. 401(k) EXCESS PLAN
As Amended and Restated Effective July 1, 1999

The SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999, and subsequently amended, is further amended as set forth below, effective as of January 1, 2007:

1. Section 4.6 is added to the Excess Plan effective January 1, 2007, as set forth below:

4.6	True-Up Matching Contributions. The Committee, in its sole and complete discretion, may for any Plan Year direct the Employers to make True-Up Matching Contributions as soon as practicable after the end of the Plan Year. Beginning in the 2007 Plan Year, unless the Committee decides otherwise and notifies Participants before the beginning of any Plan Year, each Participant who defers the statutory maximum under the SunTrust Banks, Inc. 401(k) Plan, and who also elects to defer Eligible Compensation other than salary to the SunTrust Banks, Inc. Deferred Compensation Plan (STIDCP) for the Plan Year, will receive a True-Up Matching Contribution for such deferrals, subject to the annual Compensation Limit described in Section 2.2.